Exhibit 10.2
AMENDMENT NO. 1
TO THE
ECOLAB MIRROR SAVINGS PLAN
(As Amended and Restated effective as of January 1, 2022)
WHEREAS, Ecolab Inc. (the “Company”) has established and currently maintains the Ecolab Mirror Savings Plan (As Amended and Restated effective as of January 1, 2022) (the “Plan”); and
WHEREAS, the Company desires to amend the Plan to change the portion of annual Bonuses that may be deferred under the Plan and to make certain other clarifying and administrative changes, including to reflect the merger of the Ecolab Savings Plan and ESOP for Traditional Benefit Employees with the Ecolab Savings Plan and ESOP.
NOW, THEREFORE, pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Administrative Document”) and subject to Section 7.1 of the Plan, the Company hereby amends the Plan as set forth below. Words used herein with initial capital letters that are defined in the Plan or the Administrative Document are used herein as so defined.
1.    Section 2.18 is amended by adding the following sentence to the end thereof:
“Effective as of 11:59:59 P.M. Central Time on December 31, 2020, the Traditional Savings Plan was merged into the Savings Plan, and all references to the Traditional Savings Plan that refer to periods after such date shall be deemed to refer to the Savings Plan.”
2.    Section 3.1(a) is amended to read as follows:
“(a)    to reduce (in accordance with rules established by the Administrator) the Executive’s Base Salary for the balance of the Plan Year in which the Plan becomes effective as to him (but only with respect to Base Salary payable for periods of service commencing after the Executive so directs) or for any following Plan Year by eight percent (8%) of the portion of the Executive’s Base Salary in excess of the limitation described in Code section 401(a)(17) for the Plan Year (the “Salary Deferrals”), and”
3.    Section 3.1(b) is amended, effective with respect to Bonuses earned beginning in 2026 and payable in 2027, to read as follows:
“(b)    to reduce (in accordance with rules established by the Administrator) the Executive’s Bonus which is earned with respect to services performed by the Executive for the balance of the Plan Year in which the Plan becomes effective as to him (but only with respect to Bonus payable for the period of service commencing after the Executive’s direction becomes irrevocable) or for any following Plan Year by a specified percentage of the portion of the excess of (A) the sum of the Bonus and the Executive’s Base Salary in respect of the Plan Year in which the Bonus was earned (excluding severance) over (B) the maximum compensation which could be considered under Section 401(a)(17) under the Savings Plan in the Plan Year in which the Bonus was earned, and which percentage does not cause the deferral to exceed one hundred percent (100%) of the net amount of the Bonus after payment of applicable FICA and related federal and state income tax withholdings (the “Bonus Deferrals”), and”

4.    Section 3.3(a) is amended to read as follows, effective for the 2027 Plan Year:
“(a)    Matching Contributions With Respect to Salary Deferrals. The Employers shall credit the Account of an Executive with an amount (the “Matching Contributions”) equal to the sum of (A) one hundred percent (100%) of the Salary Deferrals which do not exceed four percent (4%) of the Executive’s Base Salary and (B) fifty percent (50%) of the Salary Deferrals which exceed four percent (4%) of the Executive’s Base Salary but do not exceed eight percent (8%) of the Executive’s Base Salary; and the amount of the Executive’s Base Salary that shall be taken into account under this Section 3.3(a) shall be the amount of the Executive’s Base Salary for such Plan Year that exceeds the maximum compensation which could be considered under the Savings Plan for such Plan Year under Section 401(a)(17) of the Code.”
5.    Section 3.3(b) is amended to read as follows:
“(b)    Matching Contributions With Respect to Bonus Deferrals. The Employers shall credit the Account of an Executive with a Matching Contribution equal to the sum of (1) one hundred percent (100%) of the Bonus Deferral which does not exceed four percent (4%) of the Executive’s Bonus and (2) fifty percent (50%) of the Bonus Deferral which exceeds four percent (4%) but does not exceed eight (8%) of the Executive’s Bonus; and the amount of the Executive’s Bonus that shall be taken into account under this Section 3.3(b) shall not exceed the excess of the Executive’s Base Salary and Bonus in respect of the Plan Year in which the Bonus was earned (excluding severance) over the maximum compensation which could be considered under the Savings Plan in such Plan Year under Section 401(a)(17) of the Code, and further provided that an Executive’s Bonus shall be taken into account under this Section 3.3(b) only to the extent the Executive has elected to defer payment of such Bonus under Section 3.1(b) for the Plan Year.”
6.    Sections 3.4(b) and (c) are amended to read as follows, effective for the 2027 Plan Year:
“(b)    Credits for the Matching Contributions described in Section 3.3(a), which Matching Contributions shall be credited to the Executive’s Account at the same time as the underlying Salary Deferrals are credited thereto, but no earlier than when the Executive has received (or has been deemed to receive) the maximum Matching Contribution available under the Savings Plan (as determined by the Administrator);
(c)    [INTENTIONALLY DELETED]”

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 1 this 7th day of May 2026.

ECOLAB INC.

/s/ Christophe Beck
Christophe Beck
Chairman, President and Chief Executive Officer
ATTEST:

/s/ Jandeen M. Boone
Jandeen M. Boone
Executive Vice President, General Counsel
and Secretary